UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2009
Entertainment Properties Trust
(Exact name of registrant as specified in its charter)

Maryland	1-13561	43-1790877
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
30 West Pershing Road, Suite 201
Kansas City, Missouri 64108
(Address of principal executive office)(Zip Code)
(816) 472-1700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     On November 9, 2009, Entertainment Properties Trust (the “Company”) issued a press release announcing its plans to make a public offering of 4,500,000 newly issued common shares with a grant to the underwriters of an over-allotment option to purchase an additional 675,000 shares of newly issued common shares.
     At the time of the announcement, the Company filed a preliminary prospectus supplement with the Securities and Exchange Commission in connection with the proposed offering. The supplement includes the recent developments described below.
Recent Developments
     The following are principal recent developments that occurred on or after September 30, 2009:
Investment pipeline
     The Company is in the process of negotiating a letter of intent with a prominent theatre operator pursuant to which the Company may provide the operator with approximately $135.0 million of financing through a sale-leaseback arrangement relating to 19 theatre properties, containing an aggregate of approximately 291 screens, approximately 67,000 seats, and representing an aggregate of approximately 1,560,000 square feet of space located on 393 acres. The theatre operator is currently negotiating with a third party for the purchase of the theatres. It is anticipated that the Company would acquire the theatre properties directly from the third-party and lease them to the theatre operator pursuant to a single master lease. The Company believes that the master lease will have an initial base rent equal to the product of the purchase price multiplied by 12%, and provide for escalators every 5 years. The master lease is also expected to have an initial term of 20 years structured as a triple-net lease with the tenant responsible for all taxes, costs and expenses arising from the use or operation of the properties. The Company cannot provide assurances that it will enter into this letter of intent on these terms or at all. This possible investment would be contingent upon, among other things, the operator, the third-party and the Company negotiating and reaching a definitive agreement with respect to the terms of the acquisition of the theatre properties, negotiation and execution of other definitive agreements, due diligence and other contingencies. The Company cannot provide assurances that the transaction will be completed on the terms described above or at all.
     The Company is currently in discussions with Imagine Schools regarding an option to purchase up to five charter schools. The Company also plans to invest in the expansion of an existing charter school. The proposed investment is estimated to be $50.0 million and on terms substantially similar to the Company’s prior investments with Imagine Schools. If the Company purchases less than all of the properties, the purchase price would be reduced. This possible investment would be contingent upon, among other things, negotiation and execution of definitive agreements, due diligence and other contingencies. The Company cannot provide assurances that these discussions will result in any agreement on these terms or at all or, if an agreement is reached, that the transaction would be completed on the terms described above or at all.
     The Company is in the process of seeking to purchase the Toronto Dundas Square Project out of receivership. The Toronto Dundas Square Project, a 13 level entertainment retail center in downtown Toronto that was completed in May 2008 for a total cost of approximately CAD $330.0 million, has been in receivership since April 27, 2009. As of November 5, 2009, the Company had a mortgage note receivable of CAD $94.2 million ($88.4 million U.S.), net of a provision for loan loss of CAD $37.6 million ($34.8 million U.S.), secured by a second mortgage on this property. A group of banks has a loan totaling approximately CAD $119.0 million ($111.7 million U.S.) secured by a first mortgage on this property.

The Company is currently negotiating to refinance the first mortgage should the Company become the owner of the property. Based on preliminary negotiations, the Company currently estimates a new first mortgage loan would provide proceeds of CAD $100.0 million ($93.8 million U.S.) and that a purchase of the Toronto Dundas Square Project would require an additional investment, including transaction costs, of between $20.0 million and $30.0 million U.S. The Company cannot provide assurances that the Company will purchase the property on these terms or at all, or that we will successfully obtain the first mortgage refinancing. If the Company becomes the owner through the sale process, the Company expects to consolidate the financial results of the property subsequent to the purchase.
Item 8.01. Other Events.
     On November 9, 2009, the Company issued a press release announcing its plans to make a public offering of 4,500,000 newly issued common shares with a grant to the underwriters of an over-allotment option to purchase an additional 675,000 shares of newly issued common shares. The offering will be made under an automatic “shelf” registration statement filed pursuant to the Securities Act of 1933, as amended, and previously declared effective by the SEC. The Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     The information in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration of qualification under the securities laws of any such state.
WARNING CONCERNING FORWARD LOOKING STATEMENTS
THIS REPORT CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS, INCLUDING WITH RESPECT TO THE COMPANY’S PLANNED ISSUANCE OF THE COMMON SHARES (INCLUDING THE OVER-ALLOTMENT OPTION) AND ITS INTENDED USE OF THE PROCEEDS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THE COMPANY’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.
Item 9.01 Financial Statements and Exhibits.

Number	Description

99.1	Press Release dated November 9, 2009 issued by Entertainment Properties Trust

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT PROPERTIES TRUST
By:	/s/ Mark A. Peterson
	Name:	Mark A. Peterson
	Title:	Vice President, Treasurer and Chief Financial Officer

Date: November 9, 2009

INDEX TO EXHIBITS

Exhibit	Description

99.1	Press Release dated November 9, 2009 issued by Entertainment Properties Trust